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Exhibit 23.2




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the following Registration Statements of ATS Medical, Inc. (the "Company") and each related Prospectus of our report dated March 6, 2006, except for Note 7, as to which the date is July, 13, 2006, with respect to the consolidated financial statements and schedule of the Company included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

FORM DESCRIPTION

Form S-8 2000 Stock Incentive Plan (No. 333-55154)
Form S-8 1998 Employee Stock Purchase Plan (No. 333-49985)
Form S-8 1987 Stock Option and Stock Award Plan of ATS Medical, Inc.
     (formerly Helix Biocore, Inc.) (No. 33-44940 and 333-49985)
Form S-3 Registration Statement pertaining to 4,400,000 shares of ATS Medical,
     Inc. (No. 333-108150)
Form S-3 Registration Statement pertaining to 2,727,273 shares of ATS Medical,
     Inc. common stock (No. 333-43360)
Form S-3 Registration Statement pertaining to 1,100,000 shares of ATS Medical,
     Inc. common stock (No. 333-39288)
Form S-3 Registration Statement pertaining to 3,687,183 shares of ATS Medical,
     Inc. common stock (No. 113-117331)
Form S-3 Registration Statement pertaining to $22,400,000 6% Convertible Senior
     Notes due 2025, warrants to purchase 1,344,000 shares of its common stock and 7,011,200 shares of its common stock issuable upon conversion of the Notes and cash exercise of the warrants (No. 333-129521)
Form S-8 Registration Statement pertaining to 2,113,000 shares of ATS Medical,
     Inc. common stock (No. 333-125795)
Form S-8 Registration Statement pertaining to 1,516,000 options (No. 333-117332) Form S-4 Registration Statement pertaining to 19,000,000 shares of ATS Medical,
     Inc. common stock (No. 333-133341)



/s/ ERNST & YOUNG LLP



Minneapolis, Minnesota
March 13, 2007